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                                                                     EXHIBIT 5.1
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                     [LETTERHEAD OF HAYNES AND BOONE, LLP]

                               December 7, 1999

pcOrder.com, Inc.
5001 Plaza on the Lake
Austin, Texas 78746

     Re:  Registration Statement on Form S-1
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Gentlemen:

     We are acting as counsel for pcOrder.com, Inc., a Delaware corporation (the "Company"), in connection with the registration of 575,000 additional shares of the Company's common stock, par value $0.01 per share (the "Additional Shares"), pursuant to a Registration Statement (the "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) promulgated under the securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering described in the Registration Statement on Form S-1 (No.333-90713) (the "Registration Statement"), which was originally filed with the Securities and Exchange Commission under the Act on November 10, 1999 and was declared effective on December 7, 1999.

     In connection herewith, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have relied as to certain factual matters upon certificates of officers of the Company and the representations made by the selling stockholders or their Attorneys-in-Fact, and we have not independently checked or verified the accuracy of such statements.

     Based upon and subject to the foregoing, it is our opinion that the Additional Shares to be sold by the Selling Stockholders are duly authorized for issuance and either (a) validly issued, fully paid and nonassessable or (b) upon issuance thereof in accordance with exercisable stock options owned by such selling stockholders pursuant to the terms of stock option agreements with the Company, will be validly owned, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to this Rule 462(b) Registration Statement and any amendments thereto and to the reference to us under the caption "Legal Matters".


                                                  Very truly yours,


                                                  /S/ HAYNES AND BOONE, LLP